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                                                                  Exhibit (n)(1)

                          NORTHERN INSTITUTIONAL FUNDS
                                  (the "Trust")

                      AMENDED AND RESTATED PLAN PURSUANT TO
                           RULE 18f-3 FOR OPERATION OF
                              A MULTI-CLASS SYSTEM

                                 I. INTRODUCTION

          On February 23, 1995, the Securities and Exchange Commission (the "Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. Previously, the Trust operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission on May 26, 1993. On July 11, 1995 the Board of Trustees of the Trust authorized the Trust to operate its current multi-class distribution structure in compliance with Rule 18f-3. This Plan became effective upon its original filing with the Securities and Exchange Commission.

                            II. ATTRIBUTES OF CLASSES

A.   Generally

          The Trust will offer three classes of shares -- Shares (hereinafter "Initial Class shares"), Service Class shares and Premier Class shares -- in the Diversified Assets, Government, Government Select, Tax-Exempt, Municipal and [name] Portfolios (each a "Portfolio," collectively, the "Money Market Portfolios").

          The Trust will offer three classes of shares-- Class A, Class C and Class D shares -- in the U.S. Government Securities, Short-Intermediate Bond, U.S. Treasury Index, Bond, Core Bond, International Bond and Intermediate Bond Portfolios (each a "Portfolio," collectively, the "Fixed Income Portfolios") and in the Balanced, Equity Index, Diversified Growth, Focused Growth, Small Company Index, International Growth, International Equity Index, Small Company Growth and Mid Cap Growth Portfolios (each a "Portfolio," collectively, the "Equity Portfolios" and, collectively with the Fixed Income Portfolios, the "Non-Money Market Portfolios").

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          In general, shares of each class will be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain transfer agency and shareholder services as described below.

          Initial Class, Service Class and Premier Class shares of each Money Market Portfolio will represent interests in the same portfolio of investments of the particular Portfolio, and will be identical in all respects, except for:
(a) the impact of (i) expenses assessed to a class pursuant to the Service Plan for the Service Shares and the Premier Shares (the "Money Market Non-12b-1 Plan") adopted for that class, (ii) transfer agency fees and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that a class will vote separately on any matter submitted to shareholders that pertains to (i) the Money Market Non-12b-1 Plan adopted for that class or (ii) class expenses borne by that class; (c) the different exchange privileges of each class of shares; (d) the designation of each class of shares of a Portfolio; and (e) the different transfer agency and shareholder services relating to a class of shares.

          Class A, Class C and Class D shares of each Non-Money Market Portfolio will represent interests in the same portfolio of investments of the particular Portfolio, and will be identical in all respects, except for: (a) the impact of
(i) expenses assessed to a class pursuant to the Shareholder Servicing Plan (the "Non-12b-1 Plan") adopted for that class, (ii) transfer agency fees and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that a class will vote separately on any matter submitted to shareholders that pertains to (i) the Non-12b-1 Plan adopted for that class or (ii) class expenses borne by that class; (c) the different exchange privileges of each class of shares; (d) the designation of each class of shares of a Portfolio; and (e) the different transfer agency and shareholder services relating to a class of shares.

B.   Distribution Arrangements/Shareholder Services/Expenses/Sales Charges

Initial Class shares of the Money Market Portfolios

          Initial Class shares of the Money Market Portfolios will be available for purchase by The Northern Trust Company, its affiliates and other institutions and organizations (collectively, the "Institutions") acting on behalf of their customers and other beneficial owners (the "Customers") and for their own account. Initial Class shares of the Portfolios will be available for purchase, as described from time to time in the Trust's Prospectuses and Statements of Additional Information, by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

          Initial Class shares of the Portfolios will not be subject to a sales charge and will not be subject to fees payable pursuant to the Money Market Non-12b-1 Plan.

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Service Class and Premier Class Shares of the Money Market Portfolios

          Service Class and Premier Class shares of each Money Market Portfolio will be available for purchase by Institutions as described from time to time in the Trust's Prospectuses and Statements of Additional Information.

          Service Class shares of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization which requires that administrative support services be provided to the investors by a servicing agent. Premier Class shares of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization which requires that administrative support services and unitholder liaison services be provided to the investors by a servicing agent.

          Service Class and Premier Class shares will not be subject to a sales charge. Services provided or arranged to be provided under the Money Market Non-12b-1 Plan adopted for a Class of shares may include: (i) acting or arranging for another party to act, as recordholder and nominee of all Service Class and Premier Class shares of a Portfolio beneficially owned by Customers;
(ii) establishing and maintaining individual accounts and records with respect to Service Class and Premier Class shares of a Portfolio owned by Customers;
(iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Service Class and Premier Class shares of a Portfolio; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of Service Class and Premier Class shares of a Portfolio;
(v) processing dividend payments on behalf of Customers; (vi) forwarding shareholder communications from the Trust; (vii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (viii) facilitating the inclusion of a Portfolio in investment, retirement, asset allocation, cash management or sweep accounts or similar products or services offered to Customers or to Customers of other service agents; (ix) facilitating electronic or computer trading and/or processing in a Portfolio to Customers or to Customers of other service agents; (x) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (xi) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the service agents; (xii) providing services to Customers intended to facilitate, or improve their understanding of the benefits and risks of, a Portfolio to Customers, including asset allocation and other similar services; (xiii) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; and (xiv) performing any similar administrative or shareholder liaison services.

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Class A shares of the Non-Money Market Portfolios

          Class A shares of the Non-Money Market Portfolios will be available for purchase by Institutions acting on behalf of their Customers and for their own account. Class A shares of the Portfolios will be available for purchase, as described from time to time in the Trust's Prospectuses and Statements of Additional Information, by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

          Class A shares of the Portfolios initially will be designed to be purchased by institutional investors or others who can obtain information about their shareholder accounts and who do not require the transfer agent or servicing agent services that are provided to the holders of Class C and D shares of the Non-Money Market Portfolios.

          Class A shares of the Portfolios will not be subject to a sales charge; but Class A shares of the Small Company Index Portfolio and International Equity Index Portfolio will be subject to an additional purchase price amount not exceeding .50% and 1.00%, respectively, of the net asset value of the Class A shares purchased. Class A shares will not be subject to a fee payable pursuant to the Non-12b-1 Plan.

Class C and D shares of the Non-Money Market Portfolios

          Class C and D shares of each Non-Money Market Portfolio will be available for purchase by Institutions acting on behalf of Customers and for their own account. Class C and D shares will be available for purchase, as described from time to time in the Trust's Prospectuses and Statements of Additional Information, by Institutions directly or through procedures established in connection with the requirements of their qualified accounts.

          Class C shares of each Portfolio will initially be designed to be purchased by institutional investors which require certain account-related services of the Trust's transfer agent and a servicing agent that are incident to the investor being the beneficial owner of shares. Class D shares of each Portfolio will initially be designed to be purchased by investors having a relationship with an organization which requires that account-related services and information be provided to the investor and organization by the Trust's transfer agent and a servicing agent.

          Class C and D shares of each Portfolio will not be subject to a sales charge; but each class of shares of the Small Company Index Portfolio and International Equity Index Portfolio will be subject to an additional purchase price amount not exceeding .50% and 1.00%, respectively, of the net asset value of the shares purchased. In addition, Class C and D shares will be subject to a fee payable pursuant to the Non-12b-1 Plan which will not exceed the annual rate of .15% and .25% of the average daily net asset value of the outstanding shares of the respective classes which are held by or serviced by certain servicing agents for beneficial owners of shares.

          Services provided or arranged to be provided under the Non-12b-1 Plan adopted for a class of shares may include: (i) establishing and maintaining separate account records of

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Customers or other investors; (ii) providing Customers or other investors with a service that invests their assets in shares of certain classes pursuant to specific or pre-authorized instructions, and assistance with new account applications; (iii) aggregating and processing purchase and redemption requests for shares of certain classes from Customers or other investors, and placing purchase and redemption orders with the Trust's transfer agent; (iv) issuing confirmations to Customers or other investors in accordance with applicable law;
(v) arranging for the timely transmission of funds representing the net purchase price or redemption proceeds; (vi) processing dividend payments on behalf of Customers or other investors; (vii) providing information periodically to Customers or other investors showing their positions in shares; (viii) responding to Customer or other investor inquiries (including requests for prospectuses), and complaints relating to the services performed by the Institutions; (ix) acting as liaison with respect to all inquiries and complaints from Customers and other investors relating to errors committed by the Trust or its agents, and other matters pertaining to the Trust; (x) providing or arranging for another person to provide subaccounting with respect to shares of certain classes beneficially owned by Customers or other investors;
(xi) if required by law, forwarding unitholder communications from the Trust (such as proxy statements and proxies, unitholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers and other investors; (xii) providing such office space, facilities and personnel as may be required to perform its services under the Non-12b-1 Plan;
(xiii) maintaining appropriate management reporting and statistical information;
(xiv) paying expenses related to the preparation of educational and other explanatory materials in connection with the development of investor services;
(xv) developing and monitoring investment programs; and (xvi) providing such other similar services as the Trust may reasonably request to the extent the Institutions are permitted to do so under applicable statutes, rules and regulations.

C.   Exchange Privileges

          Institutions and, to the extent permitted by their account agreements, Customers generally will be permitted to exchange Initial Class shares of a Money Market Portfolio for Initial Class shares of another Money Market Portfolio or shares of other portfolios of the Trust (as provided for in the Prospectus for Shares) as to which the Institution or Customer maintains an existing account with an identical title.

          To the extent permitted by their account agreements, Customers generally will be permitted to exchange Service Class and Premier Class shares of a Money Market Portfolio for Service Class and Premier Class shares, respectively, of another Money Market Portfolio or shares of other portfolios of the Trust (as provided for in the Prospectuses for Service Class and Premier Class shares) as to which the Customer maintains an existing account with an identical title.

          Institutions and, to the extent permitted by their account agreements, Customers generally will be permitted to exchange Class A, C and D shares of a Non-Money Market Portfolio for Class A, C or D shares, respectively, of another Non-Money Market Portfolio or shares of other portfolios of the Trust (as provided for in the Prospectus for Class A, C and D shares) as to which the Institution or Customer maintains an existing account with an identical title.

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D.   Methodology for Allocating Expenses Among Classes

          Expenses of a Portfolio are classified as being either joint or class-specific.

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          Joint expenses of a Portfolio are allocated daily to each class of shares of such Portfolio in accordance with Rule 18f-3(c). Class-specific expenses of a Portfolio are allocated to the specific class of shares of such Portfolio.

Originally Adopted:          July 11, 1995
Last Amended and Restated:   April 29, 2003

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